                                                                EXHIBIT 10.20

                      BASIC SALE AND PURCHASE AGREEMENT

THIS AGREEMENT made and entered into on January 1, 1997 by and between Premium Standard Farms, Inc., with its principal office at 423 West 8th Street, Suite 200, Kansas City, Missouri 64105 (hereinafter called the "PRODUCER") and Marubeni America Corporation, with its branch office at the Amoco Building, Suite 4838, 200 East Randolph Drive, Chicago, Illinois 60601 (hereinafter called the "EXPORTER").

                                   WITNESSETH

WHEREAS, the PRODUCER is engaged in, among other things, the business of producing and selling chilled pork products from its Milan, Missouri processing facility.

WHEREAS, the EXPORTER is engaged in, among other things, the business of exporting various goods into the TERRITORY (as hereinafter defined) and desires to export the PRODUCTS into the TERRITORY.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants (as hereinafter defined) and desires to export the PRODUCTS into the TERRITORY.

ARTICLE 1. DEFINITIONS
1.1 When used in the AGREEMENT, the following terms shall have the following respective meanings:
        (a) "PRODUCTS" shall mean chilled and frozen pork (except pork offals) produced by PRODUCER at its Milan, Missouri processing facility.
        (b) "TERRITORY" shall mean Japan.

ARTICLE 2. APPOINTMENT
2.1 The PRODUCER hereby appoints the EXPORTER as its sole exporter to export the PRODUCTS into the TERRITORY during the term of the AGREEMENT, and the EXPORTER hereby accepts such appointment, all on terms and conditions hereinafter set forth.
2.2 The PRODUCER agrees, that during the term of the AGREEMENT, it will neither export or import into or sell the PRODUCTS in the TERRITORY itself nor sell the PRODUCTS to any other party whom it knows or should reasonably know intends to export or import into or sell the PRODUCTS in the TERRITORY as chilled pork. The PRODUCER further agrees that, during the term of the AGREEMENT, it will not take itself nor cause any third party to take any action which may tend to damage, limit or circumscribe the exclusive rights of the EXPORTER.

ARTICLE 3. RELATIONSHIP

3.1 The relationship between the PRODUCER and the EXPORTER created hereby is that of vendor and vendee only, and nothing contained in the AGREEMENT shall be deemed or construed as constituting any party as an agent or legal representative of any other party for purpose whatsoever, or as conferring upon any party any right or authority to assume or create any obligation or responsibility, expressed or implied, orally or in writing, on behalf of or the name of any other party or to bind any other party in any manner whatsoever.


ARTICLE 4. PRICES

4.1 The prices to the EXPORTER for the PRODUCTS shall, unless otherwise agreed upon, be quoted in U.S. Dollars.
4.2 All duties and taxes applicable to or levied on the PRODUCTS sold to the EXPORTER hereunder by the State of Missouri to the United States shall be paid by PRODUCER and all other duties, tax, fees, tariff, assessments and impositions of any kind imposed, levied or assessed by any person or entity shall be paid by "EXPORTER".
4.3 The prices of the PRODUCTS shall be mutually agreed upon at the same time of each sale and purchase transaction under ARTICLE 8 hereof.


ARTICLE 5. PAYMENT TERMS

5.1 Payment for the PRODUCTS by the EXPORTER to the PRODUCER shall be made within fourteen days after the EXPORTER's receipt of original invoice, original health certificate and original bill of lading of the PRODUCTS destined for the TERRITORY.

ARTICLE 6. SHIPMENTS

6.1 The terms of shipment shall be FOB PRODUCER's Milan, Missouri plant, unless otherwise agreed upon.

ARTICLE 7. MINIMUM VOLUMES

7.1 PRODUCER shall sell to EXPORTER and EXPORTER shall purchase from PRODUCER the following volume of the PRODUCTS:
        1997    4 loads per week
        1998    8 loads per week
        1999   12 loads per week
7.2 PRODUCTS purchased from PRODUCER by EXPLORER do not have to be shipped to Japan, but will be included in the total weekly order weight.

ARTICLE 8.  INDIVIDUAL CONTRACTS
8.1 The detailed terms and conditions of each individual purchase of the PRODUCTS hereunder by the EXPORTER from the PRODUCER shall be mutually agreed upon at the time of such purchase and confirmed by such parties in a "Confirmation of Purchase Contract" (the form of which is attached hereto as EXHIBIT I and made an integral part hereof) to be issued by the EXPORTER to the PRODUCER and countersigned and returned by the PRODUCER.
8.2 Each such individual purchase contract between the PRODUCER and the EXPORTER shall be deemed to incorporate all of the terms and conditions hereof to the extent that they may be applicable and are not inconsistent with the terms and conditions of said individual purchase contract: provided, however, that the terms and conditions of the AGREEMENT shall, in the event of a conflict, have precedence over those on the reverse side of the "Confirmation of Purchase Contract".

ARTICLE 9. INSPECTION
9.1 At all times during the term of the AGREEMENT, the EXPORTER shall have the right to dispatch its designated person(s) to inspect the quality of the PRODUCTS and the PRODUCER shall accept and cooperate with such inspector.
9.2     All products shall pass USDA inspection and approved procedures.
        At the EXPORTER's request any time during the terms of this AGREEMENT, the PRODUCER shall provide the EXPORTER with information in respect of its examination system.

ARTICLE 10. TERM
10.1 This AGREEMENT shall, unless earlier terminated as provided herein, expire on December 31, 1999 unless the parties shall, at least sixty
        (60) days prior to the expiration date, mutually agree in writing to extend the term.

ARTICLE 11. TERMINATION
11.1 Any party may forthwith terminate this AGREEMENT by notice to such effect to the other parties if any other party commits a breach of term and condition contained in this AGREEMENT and fails to remedy the same within thirty (30) days after notice from the party(ies) not in breach setting out the nature of such breach and demanding that the same be remedied, provided however, any breach which may be cured by the payment of money must be cured within ten (10) days after such notice from the other party.
11.2 Any party may forthwith terminate this AGREEMENT by notice to such effect to the other parties if bankruptcy, insolvency, or reorganization proceedings, or any other proceedings analogous in nature or effect, are instituted by or against any other party and is not dismissed within ninety (90) days or if either party is dissolved or liquidated, whether voluntarily or involuntarily, a receiver or trustee is appointed for all or a substantial part of the assets of any other party or any other party make an assignment for the benefit of creditors.

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ARTICLE 12. FORCE MAJEURE
12.1 No party shall be liable in any manner for failure to perform or delay in performing all or any part of this AGREEMENT or of any individual purchase contract entered into pursuant hereto which is directly or indirectly due to any cause or circumstance beyond the control of such party including, without limitation, acts of god, fire, flood storms, earthquake, typhoon, tidal wave, plague or other epidemics, governmental laws, orders, regulations, sanctions or restrictions, war (whether declared or not), armed conflict or the serious threat of same, hostilities, mobilization, blockade, embargo, detention, revolution, riot, looting, lockout, strike or other labor dispute, unavailability of transportation, unavailability or interruption of supplies of hog packing materials or other supplies used by PRODUCER.

ARTICLE 13. GOVERNING LAW
13.1 This AGREMENT shall be governed by and construed in accordance with the laws of the State of Missouri.

ARTICLE 14. ARBITRATION
14.1 All disputes, controversies or differences which may arise between the parties hereto, out of, in relation to in connection with this AGREEMENT or any individual sales contract entered into pursuant hereto, or for the breach hereof of thereof, which cannot be resolved amicably by the parties shall be finally settled by arbitration in Kansas City, Missouri, pursuant to the commercial Arbitration Association or its successor, by three (3) arbitrators to be selected in accordance with said rules:
14.2 The award rendered therein shall be final and binding upon all the parties.

ARTICLE 15. ENTIRE AGREEMENT
15.1 This AGREEMENT and any Confirmation of Purchase Contract entered into pursuant hereto constitutes the entire agreement between the parties hereto and wholly cancels, terminates and supersedes all previous negotiations, agreements and commitments, whether formal or informal, oral or written, with respect to the subject matter hereof.

ARTICLE 16. AMENDMENTS
16.1 This AGREEMENT shall not be amended, changed or modified in any manner except by an instrument in writing signed by duly authorized representative of each of the parties hereto.

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ARTICLE 17. ASSIGNMENT
17.1 This AGREEMENT shall be binding upon and shall insure to the benefit of PRODUCER and EXPORTER and their respective successors and permitted assigns.
17.2 No party shall assign, transfer or otherwise dispose of any its rights or obligations under the AGREEMENT, in whole or in part, without the prior written consent of the other parties.

ARTICLE 18.  NO WAIVER
18.1 No failure to exercise or delaying exercising any right or remedy under this AGREEMENT by any party shall operate as a waiver thereof or of any other right or remedy which such party may have hereunder.
18.2 The rights and remedies provided herein are cumulative and not exclusive of any rights and remedies provided by law, in equity or otherwise.

ARTICLE 19. SEVERABILITY
19.1 In the event that any provision or any portion of any provision of the AGREEMENT is adjudged, by a court of competent jurisdiction, to be invalid, illegal or unenforceable under the laws of the state of Missouri, such provision or portion thereof shall be deemed to be deleted from the AGREEMENT and the validity of the remainder of the AGREEMENT shall remain unaffected thereby.

ARTICLE 20. NOTICES
20.1 All notices, requests or other communication required or permitted to be given hereunder shall be writing in English language and shall be sent by registered airmail letter, postage prepaid, or by telex or telefax (with confirmation by registered airmail letter, postage prepaid) to the other parties at their respective addresses set forth below or to such other address as may from time to time be notified by any part to the other parties in accordance with article 20.1:

        If to the PRODUCER:
        Premium Standard Farms, Inc.
        423 West 8th Street, Suite 200
        Kansas City, Missouri 64105

        If to the EXPORTER:
        Marubeni America Corporation
        Amoco Building, Suite 4838
        200 East Randolph Drive
        Chicago, Illinois 60601

20.2 All notices shall be deemed to have been received when duly transmitted by telefax, two (2) days after deposit if sent by U.S. airmail.

ARTICLES 21. HEADINGS
21.1 The headings of the AGREEMENT are inserted for the convenience of reference only and shall not affect the construction interpretation hereof.

ARTICLE 22. COUNTERPARTS
22.1 This AGREEMENT may be executed in one or more counterparts each of which shall be deemed as original, but all of which together shall constitute one and the same instrument. IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective, duly authorized representatives as of the day and year first above written.


                        Premium Standard Farms, Inc.

                        By /s/ Robert W. Manley
                           -----------------------------------
                        Its President
                           -----------------------------------


                        Marubeni America Corporation

                        By  /s/ Not Legible
                           -----------------------------------
                        Its Vice President and General Manager
                           -----------------------------------

                                PRICE AGREEMENT

March 1, 1997, by and between Premium Standard Farms, Inc. and Marubeni America Corporation, the parties hereto agree as follows:

PERIOD:
Beginning on March 1, 1997, and ending on December 31, 1997.

WEEKLY MINIMUM ORDER:
The EXPORTER agrees to purchase the following form the PRODUCER on a weekly basis:
    -   1 load of fresh boneless loin product priced on the formula basis
    -   1 load of fresh boneless loin product priced on a negotiated basis
    - 1 load of fresh or frozen boneless loin product priced on a negotiated basis
    -   1 load of fresh or frozen mixed product on a negotiated basis
    - Beginning April 1, 1997 1 load of single ribbed bellies priced on a negotiated basis
    - Beginning June 16, 1997 one of the price negotiated loin product loads will covert to formula priced load

PRICING:
All pricing is FOB Milan, Missouri, USA.

                                                        Yields %
Item                            Adjustment              CC Loin        MM Loin     JS Loin
--------------------------------------------------------------------------------------------
Loins Regular Fresh 14-18lbs.    Plus $.19/lb.          100.0           100.0       100.0
        <Credits>
Trimming 42% Fresh               ________               4.6             7.45        0.0
Trimming 72% Fresh               ________               17.8            17.8        16.56
Loin Backrib (combo) 1.75lbs-dn  ________               7.5             7.5         7.16
Tenderloin                       Plus $.20/lb.          4.2             4.3         4.0
Fat(1)                           ________               1.65            3.3         1.56
Boneless Sirloin                 Fixed Price $1.25/lb.  5.5             5.5         5.5
Riblets                          Fixed Price $.30/lb.   1.5             1.5         1.5
Bones                            Fixed Price $.025/lb.  20.55           20.55       20.55
Cut Loss                         $.00/lb,               .5              .5          .5

Total                                                   63.8            68.3        57.35
Yield of Loin                                           36.2            31.7        42.65


(1) Choice White Grease X .70 yield less .01/lb energy charge

Value = (Base Prices + Adjustments) X Yields

Processing Charge (Labor, Overhead, Packaging, etc.) - $.45/lb.
The Processing Charge may be adjusted annually to reflect increases or decreases in labor or packaging.

Formula Price = (Value of Loin - Value of Credits Total)/Yield of Loin + Processing Charge

Tenderloin Price = Weekly Average of the USDA Topside Close + $.20/lb.

Base price (except riblets, boneless sirloin, and bones) shall be the weekly average of the USDA Top Side announced by the Department of Agriculture of the United States in the preceding week of shipment of the PRODUCTS by the PRODUCER.

CEILING AND FLOOR PRICE:

The floor and ceiling price will be set on the USDA topside close week's prior average on Loins Regular Fresh 14-18 lbs. as used in the above formula as the input price. The ceiling price will be set at 1.30/lb and the floor will be set at 1.10/lb. If the input price exceeds the ceiling price, the formula input price will be calculated as the average of the higher price and the ceiling price. If the input price is less than the floor price, the formula input price will be calculated as the average of the lower price and the floor price. For example, if the input price is 1.37/lb., the formula price will be 1.3350/lb., or if the input price is .945/lb., the formula price will be 1.0225/lb. If the PRODUCER and EXPORTER agree, this may be adjusted on 4/20/97 and 8/29/97.

ORDER FOR PRODUCTION:
EXPORTER shall place order for production quantities to PRODUCER no later than two Thursdays before the production week to be confirmed via facsimile. Negotiated prices shall be confirmed with the Order for Production.

THE GUARANTEE OF QUANTITY FOR TENDERLOIN:

PRODUCER shall guarantee to ship a minimum of one boneless tenderloin for every one boneless loin shipped to the EXPORTER.




March 1, 1997
                                Premium Standard Farms, Inc.



                                By /s/ Robert W. Manley
                                  --------------------------
                                   President and COO


                                Marubeni America Corporation



                                By /s/ Not Legible
                                  --------------------------